EXHIBIT 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

JULY 8, 2005

CONTACTS:

JEFF MOBLEY VICE PRESIDENT INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2005 SECOND

QUARTER FINANCIAL AND OPERATIONAL RESULTS RELEASE

DATE AND CONFERENCE CALL

OKLAHOMA CITY, OKLAHOMA, JULY 8, 2005 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2005 second quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, August 4, 2005.

A conference call is scheduled for Friday morning, August 5, 2005 at 9:00 am EDT to discuss the release. The telephone number to access the conference call is 913.981.5592. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EDT on Friday, August 5, 2005 and will run through midnight Thursday, August 18, 2005. The number to access the conference call replay is 719.457.0820; passcode for the replay is 2749019.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting “Conference Calls” under the “Investor Relations” section. The webcast of the conference call will be available on our website indefinitely.

Chesapeake Energy Corporation is the third largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent, Permian Basin, South Texas, Texas Gulf Coast and Ark-La-Tex (including the Barnett Shale) regions of the United States. The company’s Internet address is www.chkenergy.com.